                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME

                               Company No. 172268

The Registrar of Companies for England and Wales hereby certifies that

ENERGY SUPPLY CONTRACTS LIMITED

having by special resolution changed its name, is now incorporated under the name of

UK ELECTRIC POWER LIMITED

Given at Companies House, Cardiff, the 4th December 1998

                                                        THE OFFICIAL SEAL OF THE
                                                          REGISTRAR OF COMPANIES

                           C 0 M P A N I E S H 0 U S E

                             THE COMPANIES ACT 1985

                               Company No. 172268

The  Registrar of Companies for England and Wales hereby  certifies  that ENERGY
SUPPLY CONTRACTS LIMITED,  (originally called G.T.S. SYNDICATE LIMITED,  changed its name on 3rd April 1991 to ENERGY SUPPLY CONTRACTS LIMITED, which was changed on 1st January 1998 to ELEMENTIS  CONTRACTS  LIMITED,  which was changed on 12th
January 1998 to ENERGY SUPPLY CONTRACTS LIMITED, each change having been made by special  resolution) was incorporated under the Companies Acts 1908 to 1917 as a limited company on 24th December 1920. **********

Given at Companies House, Cardiff, the 4th September 1998

                                                                                                                          MRS. J HOPKINS
                                                                                                          for the Registrar of Companies